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                                                                    EXHIBIT 23.6


                                                            Vienna, May 27, 1998



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (No. 06611,
No. 19789, No. 27971 and No. 27969) of Wang Laboratories, Inc. of our report dated February 24, 1998, except as to note 11 which is as of May 12, 1998, relating to the consolidated financial statements of Olsy Austria Information Systems GmbH, Vienna, Austria, which appears in the Current Report on Form 8-K/A of Wang Laboratories, Inc. dated June 1, 1998.


                                                             PRICE WATERHOUSE AG



                               /s/ JOHANNES MORTL            /s/ WOLFRAM STEINER
                               --------------------          -------------------
                                   JOHANNES MORTL                WOLFRAM STEINER